United States
Securities and Exchange Commission
Washington, D.C. 20549
Form 8-K
Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) May 26, 2011
Endeavour International Corporation
(Exact name of registrant as specified in its charter)

Nevada	001-32212
(State or other jurisdiction of incorporation)	(Commission file Number)

1001 Fannin Street, Suite 1600, Houston, Texas	77002
(Address of principal executive offices)	(Zip code)
(713) 307-8700
Registrant’s telephone number, including area code
None
(Former name, former address and former fiscal year, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act.

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act.

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act.

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Item 5.02.	Departure of Certain Directors or Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
On May 26, 2011, the Board of Directors of Endeavour International Corporation approved an Employment Agreement (“Agreement”) for William L. Transier, our Chairman, Chief Executive Officer and President, effective June 1, 2011. The Agreement maintains certain provisions of Mr. Transier’s previous employment agreement, which expired on May 31, 2011, which are primarily:
•	a base salary of $800,000 per annum (“Base Compensation”);

•	a discretionary bonus with a target equal to the Base Compensation, up to a maximum of up to 200% of the Base Compensation, to be granted at the discretion of the Board;

•	upon the occurrence of a Corporate Change, as defined in the Agreement, immediate and total vesting in any and all restricted stock, options or other similar awards.
The Agreement eliminates the provisions entitling Mr. Transier to a gross-up of severance payments and other payments received in connection with a change in control of the Company to the extent any portion of their respective severance and other payments is deemed to be a “parachute payment” subject to parachute payment excise taxes under Section 280G of the Internal Revenue Code. Instead, upon a Corporate Change, Mr. Transier will be entitled to the greater of, on an after-tax basis: (i) one dollar less than the amount which would cause the payments and benefits to constitute a “parachute payment;” and (ii) the aggregate amount of payments and benefits, whichever produces the better net after-tax position to Mr. Transier.
Pursuant to this new agreement, Mr. Transier will continue his employment with the Company, subject to termination and corporate change provisions that are outlined in the Agreement, for a three year term, which shall be extended automatically for an additional one-year period.
The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the Agreement which is filed as Exhibit 10.1 to this Form 8-K and is incorporated herein.
Item 5.07. Submission of Matters to a Vote of Security Holders
The Company held its Annual Meeting on May 26, 2011. At the meeting, the Company’s stockholders were requested to: (1) elect three Class I directors for a three-year term expiring at the Company’s Annual Meeting of Stockholders in 2014, (2) ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2011, (3) approve, by non-binding vote, executive compensation and (4) recommend, by non-binding vote, the frequency of executive compensation votes. Each of these items is more fully described in the Company’s proxy statement filed on April 14, 2011.
The certified results of the matters voted upon at the Annual Meeting are as follows:
Proposal No. 1 — Election of three Class I Directors: The election of three Class I directors was approved as follows:

Nominee	For	Withheld	Broker Non-Votes
John B. Connally	24,121,710	2,315,784	8,414,809
Charles J. Hue Williams	26,247,688	189,806	8,414,809
William L. Transier	26,174,710	262,784	8,414,809
Proposal No. 2 — Ratification of the Selection of KPMG LLP: The ratification of the appointment of KPMG LLP as independent registered public accounting firm for the Company was approved as follows:

For	Against	Abstained
34,609,535	235,329	7,439
Proposal No. 3 — Approval of the Company’s Executive Compensation by Advisory, Non-Binding Vote: The Company’s Executive Compensation was approved as follows:

For	Against	Abstained	Broker Non-Votes
23,429,159	2,998,338	9,997	8,414,809
Proposal No. 4 — Choice of the Frequency of the Advisory, Non-Binding Vote on Executive Compensation: The frequency of the Advisory, Non-Binding Vote on Executive Compensation was approved as every three years as follows:

Three Years	Two Years	One Year	Abstained
12,119,203	864,575	11,250,290	2,203,426
Item 9.01. Financial Statements and Exhibits
     (d) Exhibits.

Exhibit
Number	Description of the Exhibit

10.1	Employment Agreement between the Company and William L. Transier, effective May 26, 2011.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Endeavour International Corporation

By:	/s/ Robert L. Thompson
Robert L. Thompson Chief Accounting Officer
Date: June 1, 2011